Exhibit 99.8

HANGSON LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

HANGSON LIMITED AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Pages

Condensed Consolidated Balance Sheets	1

Condensed Consolidated Statements of Operations	2

Condensed Consolidated Statements of Changes in Shareholders’ Equity	3

Condensed Consolidated Statements of Cash Flows	4

Notes to Unaudited Condensed Interim Consolidated Financial Statements	5-22

HANGSON LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2006 AND DECEMBER 31, 2005

	June 30 2006	December 31, 2005
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,278,493	$691,268
Accounts receivable, net of allowance	708,168	639,701
for impairment of $3,246 and $3,215 as of June 30, 2006
and December 31, 2005, respectively
Inventories	18,058	38,449
Amount due from a director	114,543	119,397
Deposits and prepaid expenses	98,139	124,863
Other receivables	382,523	39,432
Investment	-	335,500
Total current assets	7,599,924	1,988,610

NON-CURRENT ASSETS:
Prepaid rental	22,263	59,520
Long-term loan to a related party	375,600	372,000
Intangible assets, net	587,682	628,640
Property, plant and equipment, net	349,033	2,725,867
Properties held for sale	2,325,330	-
Total non-current assets	3,659,908	3,786,027

TOTAL ASSETS	$11,259,832	$5,774,637

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$388,880	$64,702
Accrued liabilities and other payables	114,778	178,412
Deposit receipt	500,800	-
Taxes payable	40,924	1,680
Total current liabilities	1,045,382	244,794

MINORITY INTEREST, net of $37,560 amount due from
the minority interest	-	-

COMMITMENTS AND CONTINGENCIES (Note 17)

SHAREHOLDERS' EQUITY:
Common Stock, $1 par value, 50,000 shares authorized,
10,000 issued and outstanding	10,000	10,000
Additional paid-in-capital	8,650,116	4,786,896
Statutory reserves	159,371	159,371
Accumulated comprehensive income	206,090	125,594
Retained earnings	1,188,873	447,982
Total shareholders' equity	10,214,450	5,529,843

Total liabilities and shareholders' equity	$11,259,832	$5,774,637

The accompanying notes are an integral part of this statement.

HANGSON LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	Six months ended
	June 30
	2006	2005
	(Unaudited)	(Unaudited)
Revenue	$3,913,102	$3,587,398

Cost of goods sold	(2,929,615)	(2,900,078)

Gross profit	983,487	687,320

Operating expenses
Selling expenses	(154,314)	(112,059)
General and administrative expenses	(171,317)	(122,014)

Total operating expenses	(325,631)	(234,073)

INCOME FROM OPERATIONS	657,856	453,247

OTHER INCOME
Sundry income	175,023	164,833
Interest income, net	12,316	2,782

TOTAL OTHER INCOME	187,339	167,615

INCOME FROM OPERATIONS BEFORE INCOME TAXES	845,195	620,862

PROVISION FOR INCOME TAXES	(104,304)	-

NET INCOME	740,891	620,862

OTHER COMPREHENSIVE INCOME
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	80,496	7,324

COMPREHENSIVE INCOME	$821,387	$628,186

The accompanying notes are an integral part of this statement.

HANGSON LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2006
	Number of shares	Common stock	Additional Paid-in capital	Statutory reserves	Retained earnings	Accumulated other comprehensive income (loss)	Totals

BALANCE, January 1, 2006	10,000	$10,000	$4,786,896	$159,371	$447,982	$125,594	$5,529,843

Capital contributed	-	-	3,863,220	-	-	-	3,863,220

Net income	-	-	-	-	740,891	-	740,891

Foreign currency translation income	-	-	-	-	-	80,496	80,496

BALANCE, June 30, 2006	10,000	$10,000	$8,650,116	$159,371	$1,188,873	$206,090	$10,214,450

The accompanying notes are an integral part of this statement.

HANGSON LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	June 30 2006	June 30 2005
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$740,891	$620,862
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation and amortization	141,011	32,466
(Increase) decrease in assets:
Accounts receivable	(61,988)	(114,204)
Inventories	20,659	(237,973)
Other receivable, deposits and prepaid expenses	(275,540)	121,093
Increase (decrease) in liabilities:
Accounts payable	322,053	175,599
Accrued expenses and other payable	(64,941)	9,326
Deposit of property held for sale	500,800	-
Taxes payable	39,046	5,108
Net cash provided by operating activities	1,361,991	612,277

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in amount due from a director	5,982	982
Payment for purchase of fixed assets	(16,742)	-
Cash proceeds from sale of investment	344,300	-
Net cash provided by investing activities	333,540	982

CASH FLOWS FINANCING ACTIVITIES:
Capital contributed	3,863,220	-
Net cash provided by financing activities	3,863,220	-

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS
	28,474	587

INCREASE IN CASH	5,587,225	613,846

CASH, beginning of period	691,268	403,596

CASH, end of period	$6,278,493	$1,017,442

SUPPLEMENTAL DISCLOSURE INFORMATION
Interest expenses paid	$-	$-
Income taxes paid	$66,000	$-

The accompanying notes are an integral part of this statement.

HANGSON LIMITED AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND COMPANY STRUCTURE

Hangson Limited (“Hangson” or the “Company”) was incorporated under the laws of the British Virgin Islands on June 2, 2006. The Company is engaged in the production and sale of coal-polymer (“COPO”) resin products, including degradable mulch used for the conservation of moisture and warmth of soil and protection of the roots of plants, materials used for plastic injection molding, electric wire covering, garbage bags, etc.

Hangson does not conduct any substantive operations of its own and conducts its primary business operations through its variable interest entity (“VIE”), Shaanxi Suo’ang Biological Science & Technology Co., Ltd. (“Shaanxi Suo’ang”).

Shaanxi Suo’ang was incorporated as a limited liability company under the company laws of the People’s Republic of China (“PRC” or “China”) on August 26, 2002.

The paid-in capital of Shaanxi Suo’ang was funded by the majority shareholders of Hangson. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on August 18, 2006, Hangson entered into certain exclusive agreements with Shaanxi Suo’ang and its shareholders. Shaanxi Suo’ang holds the licenses and approvals necessary to engage in the production and sale of COPO resin products in China. Pursuant to these agreements, Hangson provides exclusive technology consulting and other general business operation services to Shannxi Suo’ang in return of a consulting services fee which is equal to Shannxi Suo’ang’s revenue. In addition, Shannxi Suo’ang’s shareholders have pledged their equity interests in Shaanxi Suo’ang to Hangson, irrevocably granted Hangson an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Shannxi Suo’ang and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Hangson. Through these contractual arrangements, Hangson has the ability to substantially influence Shannxi Suo’ang’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder’s approval.

As a result of these contractual arrangements, which obligates Hangson to absorb a majority of the risk of loss from Shannxi Suo’ang’s activities and enable Hangson to receive a majority of its expected residual returns, the Company believes Shannxi Suo’ang as a VIE under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, because the equity investors in Shannxi Suo’ang do not have the characteristics of a controlling financial interest and the Company should be considered the primary beneficiary of Shaanxi Suo’ang. Accordingly, the Company consolidated Shannxi Suo’ang’s results, assets and liabilities in the accompanying financial statements.

The Company’s consolidated assets do not include any collateral for Shannxi Suo’ang’s obligations. The creditors of Shannxi Suo’ang do not have recourse to the general credit of the Company.

1.	DESCRIPTION OF BUSINESS AND COMPANY STRUCTURE (CONT’D)

On June 12, 2006, Shannxi Suo’ang established a subsidiary named Shaanxi Suo’ang New Energy Enterprise Company Limited (“Suo’ang New Energy”) in which Shaanxi Suo’ang injected a capital of $150,240 representing an 80% equity interest in Suo’ang New Energy. Suo’ang New Energy was formed for the purpose of engaging in the research, development, production and sale of “coal water mixture”, a fuel to substitute for coal, oil or gas.

Since its establishment, Shaanxi Suo’ang New Energy did not commence any operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation and consolidation

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. All material adjustments (consisting of normal recurring adjustments) which, in the opinion of the management, are necessary for a fair presentation of the results for the periods presented have been included. The results of operations for the interim period presented are not necessarily indicative of the results that can be expected for the entire year. These unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the fiscal year ended December 31, 2005.

Because the Company and Shannxi Suo’ang are under common control, the initial measurement of the assets and liabilities of Shannxi Suo’ang for the purpose of consolidation is at book value. The Company has had no other business activities except for the entering into of the exclusive agreements with Shannxi Suo’ang and its shareholders. For the purpose of presenting the financial statements on a consistent basis, the unaudited condensed interim consolidated financial statements are prepared as if the Company had been in existence since the beginning of and throughout the whole of the periods included in these financial statements.

The unaudited condensed interim consolidated financial statements include the financial statements of the Company and its variable interest entity, Shaanxi Suo’ang. All significant inter-company transactions and balances between the Company and its variable interest entity are eliminated upon consolidation.

(b)	Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(c)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand and time deposits with banks and liquid investments with an original maturity of three months or less.

(d)	Accounts and other receivables

Accounts and other receivables are recognized and carried at original invoiced amount less an allowance for any uncollectible accounts.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debts percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment classified as a change in estimate is made. As of June 30, 2006, accounts and other receivables were net of allowances of $3,246 and Nil, respectively. As of December 31, 2005, accounts and other receivables were net of allowances of $3,215 and Nil, respectively.

(e)	Inventories

Inventories are stated at the lower of cost, as determined on a weighted average basis, or net realizable value. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition.

(f)	Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and amortization. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Property, plant and equipment held-for-sale are measured at the lower of their carrying amount or fair value less cost to sell.

Depreciation or amortization for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Leasehold properties              the shorter of the useful life or the lease term
Leasehold improvements       the shorter of the useful life or the lease term
Plant and machinery               15 years
Motor vehicles                        10 years
Office equipment                     5 years

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(g)	Intangible assets

Patent is recorded at cost less accumulated amortization. The patent involves the technology used in the manufacture of COPO resin products. Amortization is provided using the straight-line method over the expected useful life of the patent of 10 years.

(h)	Capital leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as capital leases. At the inception of a capital lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s normal depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with APB Opinion No. 21, Interest on Receivables and Payables.

(i)	Leases involving part of a building

The Company accounts for its leasehold properties as capital leases in accordance with SFAS No. 13, Accounting for Lease, which requires that a lease involving only part of a building be accounted for as a capital lease, if the fair value of the leasehold property cannot be objectively determinable and if the term of the lease is 75% or more of the estimated remaining economic life of the building in which the leased premises are located.

(j)	Nonmonetary exchanges

The Company accounts for nonmonetary exchanges in accordance with APB Opinion No. 29, Accounting for Nonmonetary Transactions, and values an exchange transaction involving similar assets and a gain at the book value of the asset given up.

(k)	Impairment

The Company accounts for impairment of long-lived assets including property, plant and equipment, and amortizable intangible assets in accordance with SFAS No.144, Accounting for Impairment of Long-Lived Assets to be Disposed Of, which requires an impairment loss to be recognized when the carrying amount of a long-lived asset or asset group exceeds its fair value and is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition). The impairment loss is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(l)	Comprehensive income

SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company had comprehensive income of $206,090 and $125,594 for the period/year ended June 30, 2006 and December 31, 2005 respectively. The comprehensive income for 2005 arose from the changes in foreign currency exchange rate.

(m)	Segment information

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment - production and sale of coal-polymer (“COPO”) resin products, and in one geographical segment - China, as all of the Company’s current operations are carried out in China. As such, no segment information is presented.

(n)	Revenue recognition

Revenues of the Company include product sales. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Revenues are presented net of value added tax (VAT). No return allowance is made as products are normally not returnable upon acceptance by the customers.

(o)	Advertising expenses

Advertising expenses are expensed to operations in the period incurred. The Company incurred advertising expenses of $607 and $7,569 for the period/year ended June 30, 2006 and December 31, 2005, respectively.

(p)	Research and development costs

Research and development costs are expensed to operations as incurred.

(q)	Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(r)	Foreign currency translation

The Company determines its functional currency based on the criteria of SFAS 52, Foreign Currency Translation and have determined RMB to be their functional currency. Transactions denominated in foreign currencies are translated into functional currencies at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currencies at the exchange rates prevailing on the balance sheet date. Exchange gains or losses are included in the statement of operations.

(s)	Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

(t)	Recently issued accounting pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43. Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company’s adoption of SFAS No.151 did not have a material impact on the Company’s financial position or results of operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Recently issued accounting pronouncements (Cont’d)

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment”, which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee’s requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. The Company’s adoption of SFAS No. 123(R) did not have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company’s adoption of SFAS No. 153 did not have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In June 2005, the FASB issued SFAS No.154, “Accounting Changes and Error Corrections” (“SFAS No.154”). SFAS No.154 replaces APB No.20 (“APB 20”) and SFAS No.3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No.154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No.154 enhances the consistency of financial information between periods. SFAS No.154 will be effective beginning with the Company’s first quarter of fiscal year 2006. The Company has adopted SFAS No.154 during the first quarter of 2006 and the SFAS No. 154 did not have a material impact on its results of operations, financial position or cash flows.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Recently issued accounting pronouncements (Cont’d)

In June 2005, the EITF reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The adoption of EITF 05-06 did not have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No.109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSB) FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period” was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the Company’s financial position or results of operations.

3.	CONCENTRATIONS OF CREDIT RISK

(a)
Financial instruments which potentially expose the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivable. The Company performs ongoing evaluations of their cash position and credit evaluations to ensure collections and minimize losses.

(b)
As of June 30, 2006 and December 31, 2005, the Company’s bank deposits were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance of bank accounts.

(c)	For the period/year ended June 30, 2006 and December 31, 2005, all of the Company’s sales arose in the PRC. All accounts receivable as of June 30, 2006 and December 31, 2005 also arose in the PRC.

(d)	Details of the customers accounting for 10% or more of total sales are as followings:

	6/30/2006	6/30/2005
	(Unaudited)	(Unaudited)

Company A	$719,541	$-

Company B	645,220	-

Company C	602,837	-
Company D	590,266	-
Company E	467,950	-

Company F	-	372,075

The accounts receivable from the three customers with the largest receivable balance represents 70% and 48% of the balance of the account as of June 30, 2006 and December 31, 2005, respectively.

4.	CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

5.	INVENTORIES

Inventories consist of the following as of:

	6/30/2006	12/31/2005
	(Unaudited)	(Audited)

Raw materials	$12,345	$5,530
Finished goods	4,614	31,644
Packing materials	167	901
Consumables	932	374

	$18,058	$38,449

6.	OTHER RECEIVABLES

Other receivables consist of the following as of:

	6/30/2006	12/31/2005
	(Unaudited)	(Audited)

Rental receivable	$37,560	$37,200
Sales proceeds receivable of disposal of investment	344,300	-
Other	663	2,232

	$382,523	$39,432

7.	INVESTMENT

Investment consists of the following as of:

	6/30/2006	12/31/2005
	(Unaudited)	(Audited)

Capital injected in a subsidiary	$-	$335,500

On September 15, 2005, Shannxi Suo’ang established a subsidiary named Shaanxi Suoke New Energy Industry Company Limited (“Shaanxi Suoke”) in which Shannxi Suo’ang injected a capital of $335,500 representing a 55% equity interest in Shaanxi Suoke. Shaanxi Suoke was formed for the purpose of engaging in the research, development, production and sale of “coal water mixture”, a fuel to substitute for coal, oil or gas.

However, since its establishment, Shaanxi Suoke has never commenced any operations. Nor has Shannxi Suo’ang gained any control of the board of Shaanxi Suoke. In addition, by a resolution on May 15, 2006, Shaanxi Suo’ang sold the 55% equity interest of Shaanxi Suoke to one of the shareholders of Shaanxi Suoke at cost, with a cash consideration of $335,500. The sales proceeds was received by Shannxi Suo’ang in July 2006.

Statement of Financial Accounting Standards (“SFAS”) No. 94 “Consolidation of All Majority-Owned Subsidiary” requires that all majority-owned subsidiaries shall be consolidated except those where control is likely to be temporary or it does not rest with the majority owner. Accordingly, no consolidation of Shaanxi Suoke for the year ended December 31, 2005 has been made, because of lack of ability to control Shaanxi Suoke. Results of Shannxi Suoke since its establishment to December 31, 2005 were immaterial.

8.	LONG-TERM INTEREST BEARING LOAN TO A RELATED PARTY

The loan is paid to a company, Shaanxi Hanzhong New Century Real Estate Company Limited controlled by the shareholder, Mr. Yang Feng. The loan is for a term of five years from November 5, 2002 to November 5, 2007 and bears interest at 7.2% per annum. A majority shareholder of the Company, Shaanxi Hanzhong Blue Tide Costumes Group Corporation Limited guarantees the repayment of this loan. The loan is repayable in one lump sum at the maturity date.

9.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following as of:

	6/30/2006	12/31/2005
	(Unaudited)	(Audited)

Leasehold properties	$-	$2,251,859
Leasehold improvements	-	210,800
Plant and machinery	336,327	316,521
Office equipment	53,475	52,964
Motor vehicles	96,496	95,571

	$486,298	$2,927,715
Less: Accumulated depreciation	(137,265)	(201,848)

	$349,033	$2,725,867

The depreciation expenses on property, plant and equipment for the period/year ended June 30, 2006 and December 31, 2005 were $39,721 and $130,956, respectively.

On June 13, 2006, the Company signed a property transfer agreement to dispose of the leasehold properties together with the leasehold improvements. Such properties and leasehold improvement were reclassified into properties held for sales as of June 30, 2006 accordingly. The carrying values, accumulated depreciation and minimum rental are fully described in Note 10.

10.	PROPERTIES HELD FOR SALES

On June 13, 2006, the Company signed a property transfer agreement with an unrelated third party to dispose of the leasehold properties together with the leasehold improvements. The sales consideration was RMB19,200,000 (equivalent to $2,403,840) in cash. The cash consideration is payable (i) $500,800 within 10 days after the agreement was signed; (ii) another $1,189,400 within 6 months after the agreement was signed and (iii) the remaining balance of $713,640 on or before March 31, 2007. As of June 30, 2006, amounting to RMB4,000,000 (equivalent to $500,800) was received by the Company.

In accordance with the agreement, the title of the ownership of the property will be passed upon receipt of 95% of the total consideration. Before the title is passed, the risk and benefit of the properties is retained by the Company.

The properties held for sales are all leased out under an operating lease. As of June 30, 2006, the carrying amount and accumulated depreciation of such properties held for sales are $2,486,491 and $161,161, respectively. Minimum rentals under this non-cancelable lease for each of the next five fiscal years are as follows:
	2006/6/30	2005/6/30
	(Unaudited)	(Unaudited)

Within 1 year	$224,316	$435,600
1-2 year	-	217,800
3 year and thereafter	-	-

	$224,316	$653,400

11.	INTANGIBLE ASSETS

Intangible assets consist of the following as of :

	6/30/2006	12/31/2005
	(Unaudited)	(Audited)

Patent	$939,000	$930,000
Accounting software	914	905
	$939,914	$930,905

Less: Accumulated amortization	(352,232)	(302,265)

	$587,682	$628,640

On formation of Shannxi Suo’ang, a shareholder contributed the patent in return for the issuance of 18% common stock in Shannxi Suo’ang. The patent was carried at the fair value at the time of contribution by that shareholder based on an independent appraisal and as agreed among the shareholders of Shannxi Suo’ang.

The amortization expense on intangible assets for the period/year ended June 30, 2006 and December 31, 2005 were $47,041 and $91,514, respectively. For each of the next five years, annual amortization expense on the patent and accounting software will be $91,000 and $90, respectively.

12.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following as of:

	6/30/2006	12/31/2005
	(Unaudited)	(Audited)

Retention payable for leasehold improvement	$4,382	$4,340
Accrued operating expenses	41,018	87,327
Accrued staff welfare	44,202	33,249
Other payable	25,176	53,496

	$114,778	$178,412

As stipulated by the laws and regulations in the PRC, Shannxi Suo’ang is required to accrue for staff welfare based on 14% of its payroll, for the purposes of expenditures for the employee facilities and collective welfare of Shannxi Suo’ang’s employees.

13.	STATUTORY RESERVES

As stipulated by the PRC’s Company Law and as provided in Shannxi Suo’ang’s Article of Association, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up cumulative prior years’ losses, if any;
(ii)
Allocations to the “Statutory capital reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital, which is restricted for set off against losses, expansion of production and operation or increase in registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory common welfare fund”, which is restricted for capital expenditure for the collective benefits of the Company's employees; and

(iv)	Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.

Statutory reserves consist of the following as of:

	6/30/2006	12/31/2005
	(Unaudited)	(Audited)

Statutory capital reserve	$106,247	$106,247
Statutory common welfare fund	53,124	53,124

	$159,371	$159,371

14.	INCOME TAXES

The Company is a tax exempted company incorporated in the British Virgin Islands and conducts all its business through its PRC VIE, Shannxi Suo’ang.

Shannxi Suo’ang, being registered in the PRC, are generally subject to PRC Enterprise Income Taxes at a statutory rate of 33% (30% of national income tax plus 3% local income tax) on the net income. However, Shannxi Suo’ang has been approved as a “new or high technology enterprise” and under PRC Income Tax Laws, it is granted a tax holiday for 2 years and is entitled to a preferential tax rate of 15% upon expiry of the tax holiday.

The provision for taxes on earnings consisted of:

	2006/6/30	2005/6/30
	(Unaudited)	(Unaudited)
Current PRC income tax expense:
Enterprise Income Tax	$104,304	$-

A reconciliation between the income tax computed at the statutory rate and the Company’s income tax expense is as follows:

	2006/6/30	2005/6/30
	(Unaudited)	(Unaudited)
Tax amount computed at the preferential statutory rate of 15% (2005: Nil (under a tax holiday))	$120,707	$-
Other	(16,403)	-

Provision for income taxes	$104,304	$-

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate:

	2006/6/30	2005/6/30
	(Unaudited)	(Unaudited)

U.S. statutory rate	34.0%	34.0%
Foreign income not recognized in the U.S.	(34.0%)	(34.0%)
China preferential income tax rate	15.0%	15.0%
Tax holiday	-	(15.0%)

Effective tax rate	15.0%	-

No significant deferred tax liabilities or assets existed as of either June 30, 2006 or December 31, 2005.

15.	RELATED PARTY TRANSACTIONS

(a)	Related party receivables and payables

Amounts receivable from and payable to directors are summarized as follows:
	2006/6/30	2005/12/31
	(Unaudited)	(Audited)
Long-term loan to a related party
Shaanxi Hanzhong New Century Real Estate Company Limited (see Note 8)	$375,600	$372,000

Amount due from a director
Mr. Baowen Ren, also a shareholder of the Company	$114,543	$119,397

Balance with Shaanxi Hanzhong New Century Real Estate Company Limited represents a long-term interest bearing loan which was more fully described in Note 8.

Balance with Mr. Baowen Ren represents cash advances by the Company. This balance is interest free and unsecured and has no fixed repayment date. It is expected that the balance will be received or repaid within one year.

(b)	Guarantee given by a shareholder

A majority shareholder of the Company, Shaanxi Hanzhong Blue Tide Costumes Group Corporation Limited, guarantees the repayment of a long-term interest bearing loan advanced to a company, Shaanxi Hanzhong New Century Real Estate Company Limited, controlled by Mr. Yang Feng as more fully described in Note 8 and above.

16.	MINORITY INTEREST

The amount represents the minority shareholder, Mr. Zhou Peng, 20% interest in Suo’ang New Energy, net of amount $37,560 due from the minority interest.

17.	COMMITMENTS AND CONTINGENCIES

(a)	Capital commitments

As of June 30, 2006, the Company had the following capital commitments,

(Unaudited)
Capital contribution to Suo’ang New Energy	$350,560
Purchase of machineries	2,228,147

$2,578,707

17.	COMMITMENTS AND CONTINGENCIES (CONT’D)

(b)	Operating lease commitments

As of period ended June 30, 2006 and 2005, the Company’s total future minimum lease payments under non-cancelable operating leases to be paid in each of the five succeeding years and thereafter are as follows:

	2006/6/30	2005/6/30
	(Unaudited)	(Unaudited)
Within 1 year	$52,584	$52,080
1 to 2 year	46,119	52,080
2 to 3 year	31,550	36,270
3 to 4 year	33,053	32,736
4 to 5 year	33,053	32,736
Thereafter	82,632	98,208

	$278,991	$304,110

(c)	Ownership Certificate of the leased property

According to relevant PRC laws and regulations, a land use right certificate, along with government approvals for land planning, project planning, and construction need to be obtained before construction of building is commenced. An ownership certificate shall be granted by the government upon application under the condition that the aforementioned certificate and government approvals are obtained.

The Company has not yet obtained the ownership certificate. However, the developer of the leasehold properties held for re-sale has applied to obtain the ownership certificate for approval. Moreover, the developer of the leasehold properties held for re-sale had already obtained approvals for land planning, project planning, and construction.

Management believes, under the condition that the developer is granted a land use right certificate and related approvals, there should be no legal barriers for the Company to obtain an ownership certificate for the leasehold properties held for re-sale.  However, in the event that the Company fails to obtain the ownership certificate for the leasehold properties held for re-sale, there is the risk that the buildings need to be vacated as illegitimate ownership. However, management believes that this possibility while present is very remote. As a result, no provision has been made in the financial statements for this potential occurrence.

(d)	Social insurance of Employees

According to the prevailing laws and regulations of the PRC, the Company is required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, the Company does not need to provide all employees with such social insurance.

In the event that any current or former employee files a complaint with the PRC government, the Company may be subject to making up the social insurance as well as administrative fines. As the Company believes that these fines would not be material, no provision has been made in this regard.

18.	SUBSEQUENT EVENTS

On October 18, 2006, Endo Networks, Inc., a Nevada corporation, (the “Registrant” or “Endo Networks”) executed an Agreement and Plan of Share Exchange (“Exchange Agreement”) by and among Endo Networks on the one hand and the shareholders of the Company (“Company Shareholders”) and the Company on the other hand.

The Exchange Agreement provides for (i) the acquisition by Endo Networks of all the issued and outstanding shares of capital stock of the Company, consisting of a total of 10,000 ordinary shares (collectively, the “Company Shares”), such that the Company shall become a wholly owned subsidiary of Endo Networks; and in exchange therefore (ii) the issuance by Endo Networks at the closing of an aggregate of 26,000,000 shares of restricted common stock of Endo Networks (collectively, the “Endo Networks Shares”) which shall consist of 23,993,080 to the Company Shareholders, or their assigns, which shall constitute approximately 85% of the issued and outstanding common stock of Endo Networks immediately after closing of the transaction.

In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Endo Networks (the legal acquirer) is considered the accounting acquiree and the Company (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of the Company, with the assets and liabilities, and revenues and expenses, of Endo Networks being included effective from the date of consummation of the Exchange Transaction. Endo Networks is deemed to be a continuation of the business of the Company. The outstanding stock of Endo Networks prior to the Exchange Transaction will be accounted for at their net book value and no goodwill will be recognized.